                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         SHURGARD STORAGE CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
[SHURGARD LETTER HEAD]


                                                                  March 31, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. at 10:00 a.m. on Tuesday, May 9, 2000, at The Yale Street Landing, located at 1001 Fairview Avenue North, Seattle, Washington.

      The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow provide details of the business to be conducted at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.



                                          Sincerely,



                                          Charles K. Barbo
                                          Chairman, President and
                                          Chief Executive Officer



                                    IMPORTANT

A proxy card is enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered in which event the signed proxy will be revoked.

                         SHURGARD STORAGE CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2000

To the Stockholders:

      The 2000 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. will be held at The Yale Street Landing, located at 1001 Fairview Avenue North, Seattle, Washington on Tuesday, May 9, 2000 at 10:00 a.m. for the following purposes:

      1.    To elect two directors to the Company's Board of Directors;

      2.    To approve the Company's 2000 Long Term Incentive Plan

      3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The record date for the Annual Meeting is March 16, 2000. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at the Company's offices at 1155 Valley Street, Suite 400, Seattle, Washington for ten days immediately prior to the meeting.

      All Stockholders are invited to attend the Annual Meeting. Even if you expect to be present at the annual meeting you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope provided to ensure your representation. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy.


                                          By Order of the Board of Directors,



                                          Christine M. McKay
                                          Secretary

Seattle, Washington
March 31, 2000

                         SHURGARD STORAGE CENTERS, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2000

GENERAL

      The enclosed proxy is solicited by the Board of Directors of Shurgard Storage Centers, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 9, 2000 at The Yale Street Landing, located at 1001 Fairview Avenue North, Seattle, Washington, and at any postponement or adjournment thereof (the "2000 Annual Meeting"). Only holders of record of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") at the close of business on March 16, 2000 will be entitled to vote at the 2000 Annual Meeting. On that date, the Company had 29,327,454 shares of Class A Common Stock and 154,604 shares of Class B Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

      The address of the Company's principal executive offices is 1155 Valley Street, Suite 400, Seattle, Washington 98109. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about March 31, 2000.

QUORUM

      A quorum for the Annual Meeting shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2000 Annual Meeting, present in person or by proxy.

VOTING

      Shares of Common Stock for which proxies are properly executed and returned will be voted at the 2000 Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of the nominees for the Board of Directors named herein and "FOR" the approval of the Company's 2000 Long-Term Incentive Plan. If any of the nominees for the Board of Directors become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The nominees for election to the Board of Directors who receive the greatest number of votes cast will be elected as directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favor of any nominee. The Company's 2000 Long-Term Incentive Plan will be approved if there are more votes cast in favor of this proposal than are cast against this proposal. Accordingly, abstentions from voting on this matter will not affect the outcome since they are neither a vote in favor of the proposal nor a vote against the proposal. There can be no broker nonvotes on the election of directors or on the approval of the 2000 Long Term Incentive Plan since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

REVOCATION

      Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the 2000 Annual Meeting and voting in person.

                 ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

      The Board of Directors is divided into three classes. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of six members, with two members in each class.

INFORMATION ABOUT THE DIRECTORS NOMINATED FOR ELECTION

      TERMS EXPIRE IN 2003 (CLASS 3)

      Wendell J. Smith (age 67) has served as a director of the Company since March 1994. Mr. Smith is also currently a director of PGA Tour Properties and Chastain Capital Corporation, a mortgage based lending company. He has previously served on the Western and National Advisory Boards for Federal National Mortgage Association and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System ("Calpers") after 27 years of employment, the last 21 in charge of all real estate equities and mortgage acquisitions for Calpers. During those 21 years, Calpers invested over $8 billion in real estate equity and $13 billion in mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

      Harrell L. Beck (age 43) has served as a director of the Company and as its Chief Financial Officer and Treasurer since July 1993. Prior to the closing of the Company's merger with Shurgard Incorporated in March 1995 (the "Merger"), Mr. Beck also served as the Company's President. He was named Senior Vice President of the Company upon the closing of the Merger. He joined Shurgard Incorporated in April 1986 as the Eastern Regional Vice President and, in 1990, became its Chief Financial Officer and in 1992, its Treasurer. Prior to joining Shurgard Incorporated, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University and is a member of the American Institute of Certified Public Accountants.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                          BOTH NOMINEES FOR DIRECTOR.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

      TERMS EXPIRE IN 2001 (CLASS 1)

      Charles K. Barbo (age 58) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of Shurgard Incorporated, which was organized in 1972 to provide property management services for self storage facilities and other real estate and commercial ventures. Prior to the Merger, he served as Chairman of the Board and President of Shurgard Incorporated. Upon the closing of the Merger, he was named Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Barbo is a graduate of the Owner/President Management Program of Harvard Business School and has a Bachelor of Arts degree in history from the University of Washington. He is an alumnus of the Young Presidents' Organization. Mr. Barbo is also director of Homegrocer.com, Inc, a home delivery internet grocer.

      George P. Hutchinson (age 61) has served as a director of the Company since his appointment in December 1997. Mr. Hutchinson has been involved in the securities brokerage and international investment banking industries for over 25 years. From 1970 to 1990, he was with Salomon Brothers in New York, London, Hong Kong, Tokyo, and Zurich. Since 1990, he has been President of G.P. Hutchinson & Co., in Seattle, which he established to provide investment banking services to regional companies. Mr. Hutchinson has a Bachelor of Arts degree from the University of Washington, and a Master of Business Administration degree from Columbia University.

      TERM EXPIRES IN 2002 (CLASS 2)

      W. Thomas Porter (age 66) has served as a director of the Company since his appointment in March 1999. He retired as an Executive Vice President and member of the senior management committee of Seafirst Bank in March 1999, after 15 years in numerous leadership positions with Rainier Bank, Security Pacific Bank and Seafirst Bank (a unit of Bank of America). Prior to his career in banking, for 15 years he was with Touche Ross in New York and Seattle and was National Partner for Professional Development and Planning. He also was the National Partner in charge of Executive Financial Counseling. He was a Professor of Management Control at the University of Washington for 9 years and for one year at the North Europe Management Institute in Oslo, Norway. Dr. Porter has a Bachelor of Science degree from Rutgers University, a Master of Business Administration degree from the University of Washington, and a Doctor of Philosophy degree from Columbia University.

      Raymond A. Johnson (age 58) has served as a director of the Company since his appointment in September 1997. He retired from Nordstrom, Inc. as its Co-chairman and a member of its Board of Directors in 1996. Prior to that, he was Nordstrom, Inc.'s Co-president, as well as holding a variety of executive and managerial positions at Nordstrom, Inc. in Washington and California, dating back to 1969. He attended Western Washington University.

      Seven Board of Directors meetings were held in 1999.

      COMMITTEES OF THE BOARD OF DIRECTORS

      The Company has established four standing committees of its Board of Directors--an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, and a European Investment Committee. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to approval of the Board of Directors. The functions performed by these committees are summarized as follows:

      Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and independent accountants' letter of comments and management's responses thereto, major accounting changes made or contemplated, and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are George P. Hutchinson, W.J. Smith, and W. Thomas Porter. The Audit Committee met three times in 1999.

      Compensation Committee. The Compensation Committee establishes the remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefits programs and recommends and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The members of the Compensation Committee are Raymond A. Johnson (Chair), George P. Hutchinson, W.J. Smith and
W. Thomas Porter. The Compensation Committee met seven times in 1999.

      Nominating and Organization Committee. The Nominating and Organization Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, nominees for director positions and regarding the organization of the Company, and performs such other duties as may be assigned by the Board. This Committee considers nominees recommended by stockholders in accordance with the procedures governing such nominations set forth in the Company's Bylaws. The members of the Nominating and Organization Committee are Charles K. Barbo (Chair), Raymond A. Johnson, W.J. Smith, George
P. Hutchinson and Harrell L. Beck. The Nominating and Organization Committee met one time in 1999.

      European Investment Committee. The European Investment Committee was formed in October 1999. The European Investment Committee is responsible for reviewing the performance of the Company's European operations and providing advice to the Board of Directors with respect to the Company's European expansion and operations strategies. The Committee members also represent the Company on the Management Committee of SSC Benelux & Co. The members of the European Investment Committee are George P. Hutchinson and Charles K. Barbo. The European Investment Committee met one time in 1999.

      All members of the Board of Directors attended at least 75% of the total number of Board meetings and Committee meetings of which they are members.

DIRECTOR COMPENSATION

      Fees. Directors who are employees of the Company do not receive any fees for their services as directors. In 1999, Directors who were not employees of the Company were paid an annual retainer of $17,000 for serving on the Board of Directors, an additional fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of a committee of the Board of Directors attended. In addition, non-employee directors who serve on the European Investment Committee receive an annual retainer of $17,000 per year for their service on that committee. The Company reimburses each non-employee director for travel expenses incurred in connection with activities on behalf of the Company.

      Options. After the Company's 1999 Annual Shareholder Meeting, the Board granted options for 5,000 shares exercisable at fair market value on the grant date ($27.65) to each non-employee director. On December 9, 1999, the Board granted options for an additional 2,920 shares to George P. Hutchinson, exercisable at fair market value on the grant date ($21.31), for his services as a member of the European Investment Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons required for those persons, the Company believes that during the 1999 fiscal year all filing requirements applicable to its officers and directors were complied with by such persons.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 16, 2000, certain information with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by each director of the Company, each executive officer of the Company for whom compensation information is reported in this proxy statement, and all directors and executive officers of the Company as a group. It also sets forth, as of the dates noted, certain information with respect to stockholders who beneficially own more than 5% of the shares of Class A Common Stock or Class B Common Stock. Based on such information furnished by such owners, and except as otherwise noted, the Company believes that the beneficial owners of the shares of Common Stock listed below have sole voting and investment power with respect to such Common Stock.

                                                                  AMOUNT AND
    NAME AND ADDRESS OF                                            NATURE OF        PERCENT
      BENEFICIAL OWNER                  TITLE OF CLASS       BENEFICIAL OWNERSHIP   OF CLASS
    -------------------                 --------------       --------------------   --------
Charles K. Barbo                     Class A Common Stock        1,044,660(1)          3.56%
1155 Valley Street, Suite 400        Class B Common Stock          78,075(2)          50.50%
Seattle, WA  98109

Arthur W. Buerk                      Class A Common Stock          417,597             1.42%
801 SW 150th Street, #212            Class B Common Stock          76,529(2)          49.50%
Seattle, WA  98166

Michael Rowe                         Class A Common Stock         190,086(3)           *

David K. Grant                       Class A Common Stock          81,701(4)           *

Harrell L. Beck                      Class A Common Stock         104,923(5)           *

Steven P. Tyler                      Class A Common Stock          20,579(6)           *

John B. Steckler                     Class A Common Stock          21,240(7)           *

Wendell J. Smith                     Class A Common Stock          23,017(8)           *

George P. Hutchinson                 Class A Common Stock          19,120(9)           *

Raymond A. Johnson                   Class A Common Stock          12,000(10)          *

W. Thomas Porter                     Class A Common Stock          14,000(11)          *

Public Storage, Inc.                 Class A Common Stock       1,859,775(12)        6.34%
701 Western Avenue
Glendale, CA 91201

All directors and executive          Class A Common Stock       1,570,373(13)        5.35%
officers as a group (12 persons)     Class B Common Stock          78,075            50.50%

------------------------------------

 *    Less than 1%.

(1) Includes 6,004 shares held for Mr. Barbo's individual account under the Company's Employee Retirement Savings Plan and Trust, 4,000 shares held by trusts of which Mr. Barbo is a trustee, and 264,465 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(2) Class B Common Stock entitled Mr. Barbo and Mr. Buerk each to a loan in an amount necessary to satisfy his general partner capital obligations resulting from the Consolidation. Class B Common Stock is convertible into Class A Common Stock at a one-to-one ratio upon repayment of the loan. With respect to Mr. Barbo, includes 1% of Class B Common Stock held by a corporation wholly owned by Mr. Barbo.

(3) Includes 103,831 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 5,690 shares held for Mr. Rowe's individual account under the Company's Employee Retirement Savings Plan and Trust (the "ESOP") and 272 shares directly owned by Mr. Rowe's wife and children.

(4) Includes 19,740 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 4,702 shares held for Mr. Grant's individual account under the ESOP.

(5) Includes 91,082 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 4,288 shares held for Mr. Beck's individual account under the ESOP.

(6) Includes 20,112 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 434 shares held for Mr. Tyler's individual account under the ESOP.

(7) Includes 20,112 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 435 shares held for Mr. Steckler's individual account under the ESOP.

(8) Includes 22,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(9) Includes 1,200 shares directly owned by Mr. Hutchinson's wife and children, and 14,420 shares currently exercisable or exercisable within 60 days.

(10) Includes 11,500 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(11) Includes 6,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(12) Share ownership as reported in 13-D filing filed with the Securities Exchange Commission on March 2, 2000.

(13) Include an aggregate of 604,533 shares issuable on exercise of stock options currently exercisable within 60 days.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVES

      The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 1999, 1998, and 1997 for the Company's Chief Executive Officer, for the four other most highly compensated executive officers of the Company, and for one former executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                      ANNUAL COMPENSATION          COMPENSATION
                                      -------------------    ------------------------
                                                               SHARES
                                                             UNDERLYING
                                                               OPTIONS/                  ALL OTHER
                                                             STOCK OPTION      LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR  SALARY($) BONUS($)(1)    AWARDS(#)      PAYOUTS        ($)
                                ----  --------- -----------  ------------    --------       -----
Charles K. Barbo                1999  300,000     66,564       200,000       21,423(2)      9,600(3)
  Chairman, President and       1998  220,000    129,525       141,200       74,056         8,000
  Chief Executive Officer       1997  200,000     65,700        62,642                      5,337


Michael Rowe(4)                 1999  220,000     66,564        88,000        9,738(2)     29,834
  Executive Vice President      1998  190,000    105,707        45,900       39,467        25,768
  and Chief Operating           1997  170,000     49,275        28,474                     19,628
  Officer

David K. Grant                  1999  190,000     43,600                                  136,008(5)
  Executive Vice President      1998  140,000     16,800                                  118,855
  and Managing Director of      1997  140,000     25,200                                  112,897
  European Operations

Harrell L. Beck                 1999  165,000     39,938       146,000        4,674(2)     13,718(3)
  Director, Senior Vice         1998  144,000     65,420        35,300       19,721(2)      9,971
  President, Chief              1997  115,000     38,325        13,667                      7,279
  Financial Officer,
  Principal Accounting
  Officer and Treasurer

John Steckler(6)                1999  125,000     34,985        55,000        3,116        11,957(3)
  Senior Vice President
  Marketing

Steve Tyler(6)                  1999  117,000     26,298        55,000        3,116        15,496(3)
  Senior Vice President
  Operations

--------------

(1) Includes bonus awards earned during 1999 pursuant to the terms of incentive compensation, discretionary bonus and profit-sharing arrangements.

(2) Represents a cash payment for long-term compensation earned under a formula established in 1996 (and modified slightly in 1997 to take into consideration the start up of the containerized storage business). The measurement period for the award was 1997-1999.

(3) For the year ended December 31, 1999, with respect to Mr. Barbo, Mr. Rowe, Mr. Beck, Mr. Steckler and Mr. Tyler, includes: $6,400, $6,400, $6,400, $6,400 and $6,113, respectively, contributed by the Company under its Employee Retirement Savings Plan (ESOP); employer-matching contributions made by the Company under its Employee Retirement Savings Plan (401(k)) of $3,200, $3,200, $3,200, $3,200 and $3,069 respectively; with respect to
      Mr. Rowe includes $14,408 relating to interests in cash distributions from investments in certain partnerships, and, with respect to Mr. Rowe, Mr. Beck, Mr. Steckler and Mr. Tyler includes payments of $5,826, $4,118, $2,357 and $6,314, respectively, paid annually towards insurance premiums on an executive disability plan.

(4) Mr. Rowe's responsibilities as Chief Operating Officer terminated in September 1999. Mr. Rowe resigned from the Company effective January 27, 2000.

(5) For the year ended December 31, 1999, includes: employer-matching contributions made by the Company under its 401(k) plan of $3,200, $6,400 contributed by the Company under its ESOP and $14,408 relating to interests in cash distributions from investments in certain partnerships. Other compensation amounts relating to Mr. Grant's relocation in connection with the Company's European joint venture include: $26,000 housing expense adjustment, $45,000 educational expense allowance, $28,000 cost of living expense adjustment and $13,000 car allowance.

(6) Mr. Steckler's and Mr. Tyler's compensation for 1997 and 1998 has not been included because they were not executive officers in those years.

OPTION GRANTS

      The following table sets forth certain information regarding options to purchase shares of Class A Common Stock granted to the Company's executive officers for whom compensation information is reported in this proxy statement during the fiscal year ended December 31, 1999.

                          OPTION GRANTS IN FISCAL 1999

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                       NUMBER OF      PERCENT OF                                  RATES OF STOCK PRICE
                        SHARES       TOTAL OPTIONS                              APPRECIATION FOR OPTION
                      UNDERLYING      GRANTED TO     EXERCISE                             TERM(*)
                       OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION   ----------------------------
      NAME           GRANTED(#)(1)    FISCAL YEAR   ($/SHARE)(2)    DATE          5%($)          10%($)
      ----           -------------    -----------   ------------   --------   ------------  --------------
Charles K. Barbo      200,000           12.64%        $ 25.25      1/27/09    $  3,175,918  $    8,048,399

Michael Rowe           88,000(3)         5.56%          25.25      1/27/09       1,397,404       3,541,296

Harrell L. Beck        61,000(3)         3.86%          25.25      1/27/09         968,655       2,454,762
                       85,000(4)         5.37%          21.63      12/9/09       1,155,987       2,929,498

John Steckler          15,000            0.95%          25.25      1/27/09         238,194         603,630
                       40,000            2.53%          21.63      12/9/09         543,994       1,378,587

Steve Tyler            15,000            0.95%          25.25      1/27/09         238,194         603,630
                       40,000            2.53%          21.63      12/9/09         543,994       1,378,587

All Stockholders          N/A             N/A             N/A          N/A     455,420,889   1,154,125,950

--------------

(1) Unless otherwise noted, the options vest in annual installments of 33.33% commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated.

(2)   Options were granted at the fair market value on the date of grant.

(3) Of these options, 6,000 vest in 6 months and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant.

(4) Of these options, 15,000 vest in 6 months and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant.

(*) The actual value, if any, that the named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The gain for "All Stockholders" is calculated by using $25.25, the closing price per share of Class A Common Stock as reported by the New York Stock Exchange on January 27, 1999, the date of the first option grants to the Company's executive officers and 28,679,639 shares, the number of shares of Class A Common Stock outstanding as of that date. There can be no assurance that the actual value per share realized by the named executive officer or by all stockholders will approximate the potential realizable values set forth in the table.


OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

      The following table sets forth certain information regarding options held as of December 31, 1999 by each of the Company's executive officers for whom compensation information is reported in this proxy statement. No options were exercised by these persons during the fiscal year ended December 31, 1999.

                             YEAR END OPTION VALUES

                         NUMBER OF SECURITIES
                              UNDERLYING                   VALUE OF UNEXERCISED
                         UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                         FISCAL YEAR-END (#)           AT FISCAL YEAR-END ($)(1)(2)
                    ----------------------------     --------------------------------
NAME                EXERCISABLE    UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
----                -----------    -------------     -----------        -------------
Charles K.            129,735          309,244        76,852(2)           14,625
Barbo(3)

Michael Rowe           59,377          122,737        47,614(2)            7,313

David K. Grant         16,740            3,000        47,271(2)            7,313

Harrell L. Beck        44,602          168,735        42,719(2)          140,125

John Steckler           9,075           64,037            -0-             62,500

Steve Tyler             9,075           64,037            -0-             62,500

--------------

(1) This amount is the aggregate number of outstanding options multiplied by the difference between $23.1875 (the closing price of Class A Common Stock on December 31, 1999) and the exercise price of those options that are below $23.1875.

(2) This amount includes dividend equivalents of $7.26 per share as of December 31, 1999, payable to the option holder upon exercise of the following total number of exercisable stock options: Mr. Barbo, 5,137; Mr. Rowe, 2,740; Mr. Grant, 2,740; and Mr. Beck, 1,370.

(3) 30,000 stock option shares held by Mr. Barbo, 24,000 of which are exercisable, include a bonus of $2.25 per share, payable in cash upon exercise. Such bonus amount is included in the value of the options at fiscal year end.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      COMPENSATION PHILOSOPHY AND HISTORY

      The Company's compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for stockholders. The Company believes that this structure is advantageous to stockholders because the fixed costs of salaries are minimized and executives' and stockholders' interests are aligned. In the Fall of 1997, the Compensation Committee engaged an independent consultant to review the compensation philosophy of the Company and the compensation levels for the senior executives and board members, in order to ensure that the compensation system remains aligned with these considerations and corporate goals. The independent consultant updated this report for the Committee in October 1999.

      COMPENSATION POLICIES

      For 1999, the Company's compensation policies reflected the movement from below market toward market level salaries, and toward incentivizing executives to earn total compensation at or above median levels through the use of bonus and equity incentives that are performance based.

      Salaries. The Compensation Committee reviewed the independent Compensation Consultant's reports, which included data from eight surveys in the REIT, retail and service industries, and a review of proxies of 14 publicly traded REITs with estimated 1997 assets of between $811 million and $2.9 billion. Some but not all of the companies included in the NAREIT Equity REIT Index, included in the Cumulative Total Return Table, were included in this data. These indices were not matched geographically with the Company, but do cover some of the industries from which the Company recruits employees, such as retail, fast food, restaurant, leisure and hospitality. For 1997, compared to the average of this market data, salaries for Company Executives were at or below the 25th percentile. For 1998 and 1999, it was the Committee's intention to move base salaries closer to the 50th percentile. For future years, it is the Committee's intention to maintain salaries at approximately the 50th percentile.

      The Compensation Committee reviewed and approved the salaries for the CEO and each of the named executive officers. The Committee established Mr. Barbo's annual salary at $300,000, after considering Mr. Barbo's years of experience in and knowledge of the self storage industry, his leadership in infusing the entire Company with strong corporate values and a common mission and the continued improvement of operating results from the Company's properties.

      Annual Incentive Bonus. The Company established target bonuses and specific performance criteria for the Company's executive officers based on the Company's funds from operations for 1999, except in the case of Mr. Grant, whose performance criteria were established in relation to European developments and budget-to-date actual performance. Based on the Company's performance of its target, the bonus paid to Mr. Barbo for 1999 was $ 66,564, approximately 67% of the target amount established for him.

      Long Term Equity Incentive. Long-term equity compensation is the linchpin of the Company's compensation policy of incentivizing entrepreneurial interest in the creation of stockholder wealth. On January 27, 1999, executives in the Company, other than Mr. Grant, were granted stock options at fair market value on the date of the grant. The options for Mr. Rowe and Mr. Beck vest in four installments, beginning six months after the grant and vesting completely on the third anniversary of the grant. For the other executives, the options vest annually over three years. Mr. Barbo was granted options on 200,000 shares. On December 9, 1999, additional options were granted to the executives, other than Mr. Grant and Mr. Barbo, at fair market value on the date of the grant. The options, other than Mr. Beck's, vest annually over three years. Mr. Beck's options vest in four installments, beginning six months after the grant and vest completely on the third anniversary of the grant. These options were intended as a part of the executive compensation package for 2000. The December grants were a result of the Company's decision to change, on a going forward basis, from granting equity awards at the beginning of a year for that year's compensation to granting such awards at the end of the prior year for the next year's compensation. Limitations in the plan documents prevented the award to Mr. Barbo in December 1999. An option award for Mr. Barbo for year 2000 compensation was made in January 2000.

      Generally, the number of stock options granted to an executive officer increases in relation to the executive officer's level of responsibility in the Company and his or her ability to directly impact the profitability of the Company. The number of options previously granted and other stockholdings by the named executive officers were not considered in making the awards.

      Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2000 is also expected to qualify for deductibility. The Company's executive compensation programs are designed to provide awards based on individual and Company performance measures. To the extent there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes.

      Respectfully submitted,


      Raymond A Johnson, Chair
      W.J. Smith
      George P. Hutchinson
      W. Thomas Porter

STOCK PRICE PERFORMANCE

      Set forth below is a line graph comparing the cumulative total return on the Class A Common Stock during the period beginning on January 1, 1995, and ending on December 31, 1999, the last day of the Company's 1999 fiscal year, with the cumulative total return on the Standard & Poor's 500 Index and the Equity REIT Index prepared by NAREIT. The comparison assumes $100 was invested on January 1, 1995 and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                         Dec-94      Dec-95      Dec-96      Dec-97      Dec-98     Dec-99
                                         ------      ------      ------      ------      ------     ------

Shurgard Storage Centers, Inc. -CIA      $  100      $  143      $  166      $  174      $  166     $  162
S&P 500(R)                               $  100      $  138      $  169      $  226      $  290     $  351
NARE/T Equity REIT Index                 $  100      $  115      $  156      $  188      $  155     $  148


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN RELATING TO CLASS B COMMON STOCK

      On March 1, 1994, as a part of the consolidation of 17 partnerships and formation of the Company ("the Consolidation"), the Company made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with that consolidation. Mr. Barbo's shares of Class B Common Stock have been pledged as collateral for the loan. Upon repayment of the loan, a percentage of the Class B Common Stock equal to the percentage of the loan principal being repaid will be released from the pledge and Mr. Barbo will then have the option to convert his Class B Common Stock, on a share-for-share basis, into Class A Common Stock. As of December 31, 1999, the entire principal amount of the loan remained outstanding.

SHURGARD STORAGE TO GO, INC.

      As of December 31, 1999, Shurgard Storage Centers, Inc. had invested $7.7 million in equity and $10.7 Million in debt in Shurgard Storage To Go, Inc., a Washington corporation ("Shurgard To Go") whose business is to provide services ancillary to self storage, including but not limited to containerized storage services. As of the above date, the following officers of the Company have invested the following amounts in Shurgard Storage To Go, Inc.: Charles K. Barbo, $63,750 ; Michael Rowe, $38,750; Harrell L. Beck, $9,375; Steven Tyler $18,750, John Steckler $18,750, representing an aggregate of approximately 54% of Shurgard To Go's outstanding shares of voting Series A Common Stock. The majority of the remaining voting shares are owned by other individuals who are or were key employees of the Company. The Company owns 91% Shurgard To Go's outstanding shares of non-voting, Series B Common Stock. The Company and Mr. Barbo have each entered into an agreement with an unaffiliated third party pursuant to which they have the right and may have an obligation to acquire, over the next two years, additional shares of Series A Common Stock and Series B Common Stock, respectively. Under the terms of that Agreement on March 11, 1999 the Company repurchased 23,750 shares of Series B Common Stock and Mr. Barbo repurchased 1,250 shares of Series A Common Stock on March 11, 1999.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

      1993 Stock Option Plan. The 1993 Stock Option Plan provides that, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company, outstanding options will become fully exercisable. Such options, if not exercised, will terminate upon consummation of such transactions. In the alternative, at the discretion of the Company and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

      1995 Long-Term Incentive Plan. In the event of certain mergers or consolidations involving the Company, a sale, lease, exchange, or other transfer of all or substantially all of the Company's assets, or a liquidation or dissolution of the Company, outstanding options, stock appreciation rights and restricted stock under the 1995 Incentive Plan will become fully exercisable, subject to certain exceptions. In addition, the Compensation Committee may take such further action, as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Incentive Plan.

      Business Combination Agreements. The Company has entered into an agreement with each of its officers that provides for payments in the event that the employee's employment is terminated by the Company other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including but not limited to changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements. In addition, in 1999 the Company entered into an additional agreement with Mr. Grant providing that, in the event of his termination prior December 31, 2005, irrespective whether or not such Termination occurs following a

Business Combination, he shall continue to render consultant services to the Company as an independent consultant of the Company for nominal consideration.

      Vision 2003 Bonus Plan. In 1999, the Board approved a Vision 2003 bonus plan. Under the terms of the Plan, employees of the Company will share a potential one-time bonus payment of $50 million dollars. The bonus is an all or nothing bonus, earned upon achievement of the equivalent of $5.00 funds from operations ("FFO") per share annually (For a detailed definition of FFO please refer to the Company's Annual Report on Form 10-K). The $5.00 FFO threshold will be measured by annualizing any single quarter FFO; e.g. a fiscal quarter FFO of $1.25 is equivalent to $5.00 FFO annually and will result in payment of the bonus. This goal must be achieved by December 31, 2003, or no bonus will be paid. The bonus is payable to all employees based on length of service and position within the company and is subject to adjustment by the Board for unplanned expansion of existing business or new business ventures.


              PROPOSAL TO APPROVE THE 2000 LONG-TERM INCENTIVE PLAN

      The Board of Directors has approved, and recommends that the stockholders approve the 2000 Long-Term Incentive Plan ("2000 Plan"). The 2000 Plan is successor to the Company's existing 1995 Long-Term Incentive Compensation Plan, which terminates on June 30, 2000. Approximately 429,500 shares remain available for grant under the 1995 Plan. On March 16, 2000, approximately 950 employees, officers, directors, consultants and agents of the Company were eligible to receive awards under the 2000 Plan. The closing price of a share of Class A Common Stock on that date, as reported in The Wall Street Journal for the NYSE--Composite Transactions, was $24.50.

      A copy of the 2000 Plan is attached to this Proxy Statement as Appendix A. The following description of the 2000 Plan is a summary and does not purport to be fully descriptive. Reference is made to Appendix A for more detailed information.

INTRODUCTION

      The purpose of the 2000 Plan is to enhance the long-term profitability and shareholder value of the Company by offering incentives and rewards to those employees, officers, directors, consultants and agents of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The 2000 Plan is substantially similar to the 1995 Plan, except that (i) directors are eligible to receive grants under the 2000 Plan and (ii) the 2000 Plan authorizes a fixed number of shares for issuance under the plan, which does not have a fixed term, whereas the 1995 Plan contained an "evergreen" provision that automatically added a specified percentage of the outstanding shares to the plan each year during its five-year term.

AWARDS

      The 2000 Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), performance awards, other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, or as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity. The plan administrator may permit or require the deferral of Award payments.

      Stock Subject to the 2000 Plan. Subject to adjustment from time to time as provided in the 2000 Plan, a maximum of 1,400,000 shares of Class A Common Stock are authorized for issuance under the plan. Subject to such adjustment, no more than 400,000 shares may be issued as stock awards (including restricted stock), or other stock-based awards other than stock options under the 2000 Plan. Also subject to such adjustment, no more than 500,000 shares may be subject to awards granted to any participant in any one fiscal year, except that one-time grants to newly hired or newly promoted individuals may be granted during a fiscal year, to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

      Any shares of Class A Common Stock that have been made subject to an award that ceases to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for, or settled in, vested and nonforfeitable shares) will be available for issuance in connection with future grants of awards under the 2000 Plan.

      Eligibility to Receive Awards. Awards may be granted under the 2000 Plan to those officers, directors and employees of the Company and its subsidiaries that the plan administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its subsidiaries.

      Terms and Conditions of Stock Option Grants. Options granted under the 2000 Plan may be "incentive stock options" (as defined in Section 422 of the Code) or "nonqualified stock options." The option price for each option granted under the 2000 Plan will be determined by the plan administrator, but will not be less than 100% of the Class A Common Stock's fair market value on the date of grant with respect to incentive stock options and not less than 85% of fair market value with respect to nonqualified stock options. For purposes of the 2000 Plan, "fair market value" means the closing price for the Class A Common Stock as reported in The Wall Street Journal for the NYSE--Composite Transactions for a single trading day.

      The exercise price for shares purchased under options must be paid in cash, except that the plan administrator may authorize payment in cash and/or already owned Class A Common Stock, a full-recourse promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may specify. The Company may require the optionee to pay applicable withholding taxes upon exercise of the option as a condition to receiving the stock. The withholding tax may be paid in cash or by the withholding or delivery of Class A Common Stock.

      The option term will be fixed by the plan administrator. If not so fixed, the term of the option will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so established, options generally will vest one-third per year beginning one year after the date of grant. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause, as defined in the 2000 Plan.

      Stock Appreciation Rights. A stock appreciation right gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Class A Common Stock subject to the right at the time of exercise and the exercise price of the right. For stock appreciation rights granted in tandem with options, the exercise price will be the same as the option exercise price. For other stock appreciation rights, the exercise price will be as determined by the plan administrator, but will not be less than 85% of the fair market value of the Class A Common Stock on the date the right was granted. The appreciation distribution will be paid in shares of Class A Common Stock or cash or any combination of shares and cash, as the plan administrator may determine. Unless otherwise provided by the plan administrator, the provisions of the 2000 Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to stock appreciation rights.

      Stock Awards. The plan administrator is authorized to make awards of Class A Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on periods of continuous service with the Company or performance goals related to profits, profit growth, profit-related return ratios, cash flow, total shareholder return, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

      Performance Awards. Performance awards may be denominated in cash, shares of Common Stock or any combination thereof. The plan administrator is authorized to determine the nature, length and starting date of the performance period for each performance award and the performance objectives to be used in valuing performance awards and determining the extent to which such performance awards have been earned. Performance objectives and other terms may vary from participant to participant and between groups of participants. Performance objectives may include, but shall not be limited to, profits, profit growth, profit-related return ratios, cash flow, total shareholder return, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the plan administrator may deem appropriate. The plan administrator will determine for each performance award the range of dollar values or number of shares of Class A Common Stock, or a combination thereof, to be received by the holder at the end of the performance period if and to the extent that the relevant measures of performance for the performance awards are met. The earned portion of a performance award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the plan administrator.

      The plan administrator may adjust the performance goals and measurements applicable to performance awards to take into account changes in law and accounting and tax rules and to make such adjustments as the plan administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that the plan administrator may not adjust performance goals for any Performance Award intended to be exempt under Section 162(m) of the Code for the year in which the Performance Award is settled in such a manner as would increase the amount of compensation payable to the participant. The plan administrator also may adjust the performance goals and measurements applicable to performance awards and thereby reduce the amount to be received by any holder pursuant to such awards if and to the extent the plan administrator deems it appropriate.

      The plan administrator will determine the circumstances under which a performance award will be payable if a holder ceases to provide services to the Company. If not so established, a pro rata payment will be made at the end of the performance period if the termination of services is a result of retirement, early retirement at the Company's request, disability or death. A termination of services for any other reason will result in forfeiture of the performance award unless otherwise determined by the plan administrator.

      Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2000 Plan pursuant to which shares of Class A Common Stock are, or may in the future be, acquired, or awards denominated in stock units, including awards valued using measures other than market value. Such other stock-based awards may be granted alone or in addition to, or in tandem with, any award of any type granted under the 2000 Plan and must be consistent with the 2000 Plan's purpose.

      Dividend Equivalent Rights. The plan administrator may grant dividend equivalent rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on a specified number of shares of Class A Common Stock covered by such award had such covered shares been issued and outstanding on a dividend record date. The plan administrator may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems are appropriate or necessary.

      Loans, Loan Guarantees and Installment Payments. To assist a holder (including a holder who is an officer or director of the Company) in acquiring shares of Class A Common Stock pursuant to an award granted under the 2000 Plan, the plan administrator may authorize (a) the extension of a full recourse loan to the holder by the Company, (b) the payment by the holder of the purchase price, if any, of the Class A Common Stock in installments, or (c) the guarantee by the Company of a full recourse loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the plan administrator's discretion, and may be granted with or without security.

      Transferability. Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, no option, stock appreciation right, performance award, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

      Adjustment of Shares. In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to shareholders other than a normal cash dividend, or other changes in the Company's corporate or capital structure, the plan administrator, in its sole discretion, shall make any equitable adjustments it deems appropriate in (a) the maximum number and kind of securities subject to the 2000 Plan, (b) the maximum number and kind of securities that may be made subject to awards to any participant, and (c) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

      Corporate Transaction. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, stock appreciation right or stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate if, and to the extent, (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the holder's employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the Company for cause or by the holder voluntarily without good reason.

      Further Adjustment of Awards. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include, but is not limited to, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the plan administrator may take such action with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such action before or after granting awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

      Administration. The 2000 Plan will be administered by the Compensation Committee, except to the extent the Board of Directors appoints another committee or committees consisting of one or more members of the Board of Directors. The Board of Directors may delegate the responsibility for administering the 2000 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board of Directors deems appropriate. Committee members will serve for such term as the Board of Directors may determine, subject to removal by the Board of Directors at any time. The composition of any committee responsible for administering the 2000 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

      Amendment and Termination. The Board of Directors may terminate the 2000 Plan, or modify or amend it, subject to shareholder approval in certain instances, as set forth in the 2000 Plan. The 2000 Plan does not have a fixed expiration date, but no incentive stock options may be granted more than ten years after the later of the plan's adoption by the Board of Directors or the adoption of any amendment to the plan that constitutes a new plan for purposes of Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences to the Company and to any person granted an award under the 2000 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options, stock appreciation rights, other stock-based awards or performance awards.

      Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

      If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already- owned shares. The optionee's tax basis and holding period of the already- owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

      The same rules apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

      Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability, as defined in the Code), for regular tax purposes, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option), and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

      Upon payment to a participant in settlement of a stock option or pursuant to the exercise of stock appreciation rights or pursuant to another stock-based award or a performance award, the participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value of the Class A Common Stock received.

      In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. The 2000 Plan has been drafted to allow compliance with those performance-based criteria.


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                 APPROVAL OF THE 2000 LONG-TERM INCENTIVE PLAN

                              INDEPENDENT AUDITORS

      Deloitte & Touche LLP, which audited the Company's accounts for the last fiscal year, has been the Company's independent auditor since the Company's inception. Representatives of Deloitte & Touche LLP are expected to attend the 2000 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.


                             SOLICITATION OF PROXIES

      The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. D. F. King & Co., Inc. may solicit proxies at an approximate cost of $10,500, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by the Company.


                                  OTHER MATTERS

      The Company knows of no other matters that are likely to be brought before the 2000 Annual Meeting. If, however, other matters not now known or determined come before the 2000 Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                            PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders must be received in written form to be considered for inclusion in the Proxy Statement and proxy card for the Company's 2001 Annual Meeting of Stockholders by the Secretary of the Company no later than December 1, 2000.

      In addition, the Company's Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual shareholder meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company no later than 90 days prior to the date of such annual meeting (or, if the annual meeting is not held on the second Tuesday of May and the Company provides less than 90 days' notice of such meeting, no later than 10 days after the date of the notice).

      Accordingly, subject to the exception noted above, a shareholder who intends to present a proposal at the 2001 Annual Meeting without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than February 6, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                  ANNUAL REPORT

      A copy of the Company's 1999 Annual Report has been mailed to each stockholder of record. Additional copies of the annual report may be obtained without charge by writing or calling the Company's Investor Relations Department at (800) 955-2235.


                                          By Order of the Board of Directors,



                                          Christine M. McKay
                                          Secretary

Seattle, Washington
March 31, 2000

                                                                      APPENDIX A

                         SHURGARD STORAGE CENTERS, INC.
                          2000 LONG-TERM INCENTIVE PLAN

SECTION 1   PURPOSE

The purpose of the Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan (the "Plan") is to enhance the long-term profitability and shareholder value of Shurgard Storage Centers, Inc., a Washington corporation (the "Company"), by offering incentives to those employees, officers, directors, consultants and agents of the Company and its Subsidiaries (as defined in Section 2.28 below) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

      2.1   AWARD

      "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards, Dividend Equivalent Rights or any combination of the foregoing.

      2.2   BOARD

"Board" means the Board of Directors of the Company.

      2.3   CAUSE

"Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding.

      2.4   CODE

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.5   COMMON STOCK

"Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

      2.6   CORPORATE TRANSACTION

"Corporate Transaction" means any of the following events:

      (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

      (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined in Section 8.3) of the Company; or

      (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

      2.7   DISABILITY

"Disability" means "disability" as that term is defined for purposes of the Company's Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

      2.8   DIVIDEND EQUIVALENT RIGHT

"Dividend Equivalent Right" means a right, granted to a Participant under
Section 13, to receive cash, shares of Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

      2.9   EARLY RETIREMENT

"Early Retirement" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

      2.10  EFFECTIVE DATE

"Effective Date" has the meaning set forth in Section 20.

      2.11  EXCHANGE ACT

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.12  FAIR MARKET VALUE

"Fair Market Value" means the closing price of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions (or similar successor consolidated transactions reports) for a single trading day. If no sales of Common Stock were made on the New York Stock Exchange on the transaction date, Fair Market Value shall mean the closing price of a share of Common Stock as reported for the next preceding day on which sales of Common Stock were made on the New York Stock Exchange.

      2.13  GOOD REASON

"Good Reason" means the occurrence of any of the following events or conditions:

      (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause or Disability or as a result of his or her death, or by the Holder other than for Good Reason;

      (b) a reduction in the Holder's annual base salary, unless such reduction is part of a reduction in salary applicable to substantially all or certain classes of Company employees;

      (c) the Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

      (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater), unless such reduction in benefits as set forth in clauses (i) and (ii) above is part of a reduction in benefits applicable to substantially all or certain classes of Company employees;

      (e)   any material breach by the Company of any provision of the Plan; or

      (f) any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

      2.14  GRANT DATE

"Grant Date" means the date designated in a resolution of the Plan Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied; provided, however, that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

      2.15  HOLDER

"Holder" means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

      2.16  INCENTIVE STOCK OPTION

"Incentive Stock Option" means an option to purchase Common Stock granted under
Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

      2.17  NONQUALIFIED STOCK OPTION

"Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

      2.18  OPTION

"Option" means the right to purchase Common Stock granted under Section 7.

      2.19  OPTION TERM

"Option Term" shall have the meaning set forth in Section 7.3.

      2.20  OTHER STOCK-BASED AWARD

"Other Stock-Based Award" means an Award granted under Section 12.

      2.21  PARTICIPANT

"Participant" means (a) an individual who is a Holder of an Award or, as the context may require, any employee, consultant or agent of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan, (b) for a Participant who has died, the personal representative of the Participant's estate, the person or persons to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 15, or (c) the person or persons to whom an Award has been transferred in accordance with Section 15.

      2.22  PERFORMANCE AWARD

"Performance Award" means an Award granted under Section 11 the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

      2.23  PLAN ADMINISTRATOR

"Plan Administrator" means any committee of the Board designated to administer the Plan or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

      2.24  RESTRICTED STOCK

"Restricted Stock" means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

      2.25  RETIREMENT

"Retirement" means retirement as of the individual's normal retirement date under the Shurgard Employees Retirement Savings Plan or other similar successor plan applicable to salaried employees.

      2.26  STOCK APPRECIATION RIGHT

"Stock Appreciation Right" means an Award granted under Section 9.

      2.27  STOCK AWARD

"Stock Award" means an Award granted under Section 10.

      2.28  SUBSIDIARY

"Subsidiary," except as expressly provided otherwise in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly, or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

      2.29  SUCCESSOR CORPORATION

"Successor Corporation" shall have the meaning set forth in Section 16.2.

      2.30  TERMINATION DATE

"Termination Date" shall have the meaning set forth in Section 7.6(a).

SECTION 3   ADMINISTRATION

      3.1   PLAN ADMINISTRATOR

The Plan shall be administered by the Compensation Committee of the Board, except to the extent the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time. The Board shall consider, in selecting the members of any committee responsible for administering the Plan with respect to any persons subject, or likely to become subject, to Section 16 of the Exchange Act as officers of the Company, the requirements of (a) Rule 16b-3 under Section 16(b) of the Exchange Act and (b)
Section 162(m) of the Code, as then in effect. Currently, Rule 16b-3 requires that Awards granted to directors and officers subject to Section 16 of the Exchange Act be approved by a committee that consists solely of at least two "nonemployee" directors of the Company and Section 162(m) requires that Awards granted to officers subject to Section 162(m) be approved by a committee that consists solely of at least two "outside" directors of the Company.

      3.2   ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4   STOCK SUBJECT TO THE PLAN

      4.1   AUTHORIZED NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 16.1, a maximum of 1,400,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

      4.2   LIMITATIONS

      (a) Subject to adjustment as provided in Section 16.1, not more than an aggregate of 400,000 shares of Common Stock shall be available for issuance pursuant to grants of Stock Awards or Other Stock-Based Awards under the Plan.

      (b) Subject to adjustment from time to time as provided in Section 16.1, not more than 500,000 shares of Common Stock may be made subject to Options or Stock Appreciation Rights under the Plan to any individual Participant in any one fiscal year of the Company, except that the Plan Administrator may make additional one-time grants of up to 750,000 shares to newly hired or newly promoted individuals, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

      4.3   REUSE OF SHARES

Any shares of Common Stock made subject to an Award that cease to be subject to that Award (other than by reason of exercise or payment of the Award to the extent it is exercised for, or settled in, vested and nonforfeitable shares), including, without limitation, in connection with the expiration, surrender, cancellation or termination of an Award, shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of this Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5   ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its Subsidiaries; provided, however, that such persons render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and that do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6   AWARDS

      6.1   FORM AND GRANT OF AWARDS

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

      6.2   SETTLEMENT OF AWARDS

The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted, based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

      6.3   ACQUIRED COMPANY AWARDS

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7   AWARDS OF OPTIONS

      7.1   GRANT OF OPTIONS

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

      7.2   OPTION EXERCISE PRICE

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

      7.3   TERM OF OPTIONS

The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

      7.4   EXERCISE OF OPTIONS

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


                  PERIOD OF HOLDER'S
           CONTINUOUS EMPLOYMENT OR SERVICE
               WITH THE COMPANY OR ITS            PERCENT OF TOTAL
             SUBSIDIARIES FROM THE OPTION           OPTION THAT
                      GRANT DATE                   IS EXERCISABLE
           --------------------------------       ----------------
      After one year .........................         33%
      After two years ........................         66%
      After three years ......................        100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. In no case may an Option be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

      7.5   PAYMENT OF EXERCISE PRICE

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, except that the Plan Administrator may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in any combination of

      (a)   cash or check;

      (b) tendering (either actually or by attestation) shares of Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

      (c)   delivery of a full-recourse promissory note authorized pursuant to
Section 14;

      (d) delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

      (e)   such other consideration as the Plan Administrator may permit.

      7.6   POST-TERMINATION EXERCISES

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified, by the Plan Administrator at any time:

      (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date.

      (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire on the earliest to occur of

            (i)   the last day of the Option Term;

            (ii) if the Participant's Termination Date occurs for reasons other than Cause, Retirement, Early Retirement at the Company's request, Disability or death, the three-month anniversary of such Termination Date; and

            (iii) if the Participant's Termination Date occurs by reason of Retirement, Early Retirement at the Company' request, Disability or death, the three-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire on the earlier to occur of (y) the last day of the Option Term and (z) the longer of the first anniversary of the date of death and the post-termination exercise period otherwise applicable, unless the Plan Administrator determines otherwise. Also, notwithstanding the foregoing, in case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate on first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that, with respect to Incentive Stock Options, such leave of absence shall be subject to any requirements of Section 422 of the Code.

SECTION 8   INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

      8.1   DOLLAR LIMITATION

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

      8.2   MORE THAN 10% SHAREHOLDERS

If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

      8.3   ELIGIBLE EMPLOYEES

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

      8.4   TERM

Subject to Section 8.2, the term of an Incentive Stock Option shall not exceed 10 years.

      8.5   EXERCISABILITY

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than Disability or death, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

SECTION 9   STOCK APPRECIATION RIGHTS

      9.1   GRANT OF STOCK APPRECIATION RIGHTS

The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

      9.2   TANDEM STOCK APPRECIATION RIGHTS

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator shall determine at any time) in an amount equal to the excess of the Fair Market Value on the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

      9.3   STAND-ALONE STOCK APPRECIATION RIGHTS

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 85% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

      9.4   EXERCISE OF STOCK APPRECIATION RIGHTS

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10  STOCK AWARDS

      10.1  GRANT OF STOCK AWARDS

The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or performance goals related to profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator shall determine), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

      10.2  ISSUANCE OF SHARES

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

      10.3  WAIVER OF RESTRICTIONS

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 11  PERFORMANCE AWARDS

      11.1  PLAN ADMINISTRATOR AUTHORITY

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator may deem appropriate. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria. The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or any combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options, or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

      11.2  ADJUSTMENT OF AWARDS

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances; provided, however, that the Plan Administrator may not adjust performance goals for any Performance Award intended to be exempt under Section 162(m) of the Code for the year in which the Performance Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent the Plan Administrator deems it appropriate.

      11.3  PAYOUT UPON TERMINATION

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant's employment or services with the Company terminate by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period
(a) based, to the extent relevant under the terms of the Award, on the Participant's performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate. Except as otherwise provided in Section 16 or in the instrument evidencing the Performance Award, if during a performance period a Participant's employment or services with the Company terminate other than by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12  OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are, or may in the future be, acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, or in addition to, or in tandem with, any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

SECTION 13  DIVIDEND EQUIVALENT RIGHTS

The Plan Administrator is authorized to make Awards of Dividend Equivalent Rights. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14  LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the grantee from a third party. Subject to the foregoing, the Plan Administrator, in its sole discretion, shall specify the terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 15  ASSIGNABILITY

No Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 16  ADJUSTMENTS

      16.1  ADJUSTMENT OF SHARES

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other corporation or (b) new, different or additional securities of the Company or any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in
(i) the maximum number of and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

      16.2  CORPORATE TRANSACTION

Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date of the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent, (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the surviving corporation, the successor corporation or the parent thereof, as applicable (the "Successor Corporation"), or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation, (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, or (c) the acceleration of such Award is subject to other limitations imposed by the instrument evidencing the Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction pursuant to clause (a) or (b) above and that do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 16.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 or otherwise).

      16.3  FURTHER ADJUSTMENT OF AWARDS

Without limiting the preceding Section 16.2, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further actions as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized actions may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the actions relate and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such actions.

      16.4  LIMITATIONS

The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      16.5  FRACTIONAL SHARES

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 17  WITHHOLDING OF TAXES

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Holder for the period necessary to avoid a charge to the Company's earnings for financial accounting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due, or to become due, from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 18  AMENDMENT AND TERMINATION OF PLAN

      18.1  AMENDMENT OF PLAN

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with
Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares that may be issued under the Plan or that may be issued as Stock Awards, (b) materially modify the class of persons eligible to receive Awards, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

      18.2  TERMINATION OF PLAN

The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall have no fixed termination date; provided, however, that no Incentive Stock Option may be granted more than 10 years after the later of (a) the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

      18.3  CONSENT OF HOLDER

The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Holder's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Holder under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

Notwithstanding the foregoing, any adjustments made pursuant to Section 16 shall not be subject to these restrictions.

SECTION 19  GENERAL

      19.1  EVIDENCE OF AWARDS

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

      19.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

Neither the Plan nor participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

      19.3  REGISTRATION; CERTIFICATES FOR SHARES

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      19.4  NO RIGHTS AS A SHAREHOLDER

No Option, Stock Appreciation Right, Stock Award denominated in units, Performance Award or Other Stock-Based Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

      19.5  COMPLIANCE WITH LAWS AND REGULATIONS

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

      19.6  NO TRUST OR FUND

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

      19.7  PARTICIPANTS IN FOREIGN COUNTRIES

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

      19.8  SEVERABILITY

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

      19.9  CHOICE OF LAW

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 20  EFFECTIVE DATE

The Plan's Effective Date is the date on which it is approved by the Company's shareholders.

Adopted by the Board March 6, 2000 and approved by the Company's shareholders

                         SHURGARD STORAGE CENTERS, INC.
               PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and Harrell L. Beck, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Class B Common Stock, par value $.001 per share, of Shurgard Storage Centers, Inc. held of record by the undersigned on March 16, 2000, at the 2000 Annual Meeting of Stockholders to be held on May 9, 2000, or any adjournment or postponement thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR"
ITEM 2.

1.   ELECTION OF DIRECTORS

     Election of the following two nominees to serve as directors for the terms shown below or until their successors are elected and qualified:

          HARRELL L. BECK                    WENDELL J. SMITH
          (Class 3, Three-Year Term)         (Class 3, Three-Year Term)

     ( ) FOR all nominees  ( ) WITHHOLD AUTHORITY to  ( ) WITHHOLD AUTHORITY to
                           vote for all nominees      vote for the following
                                                      only: (write the name(s)
                                                      of the nominee(s) in this
                                                      space)

                                                      -------------------------
2.   APPROVAL OF 2000 LONG TERM INCENTIVE PLAN

     ( ) FOR   ( ) AGAINST    ( ) ABSTAIN


               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

The undersigned acknowledges receipt from the Company of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March 31, 2000.

                                   PLEASE SIGN BELOW EXACTLY AS YOUR NAME
                                   APPEARS ON THIS PROXY CARD. When shares are held jointly, each person must sign. When signing as attorney, executor, adminis-trator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                                   Dated:                               , 2000
                                         -------------------------------

                                   --------------------------------------------
                                             Signature

                                   --------------------------------------------
                                             Signature, if held jointly

         YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL
           HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.